================================================================================
                  OPINION OF ATLAS, PEARLMAN, TROP & BORKSON
================================================================================

                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                           200 East Las Olas Boulevard
                                   Suite 1900
                            Fort Lauderdale, FL 33301


                                                      December 10, 1997

Aquagenix, Inc.
6500 Northwest 15th Avenue
Fort Lauderdale, FL  33309

      Re: Registration Statement on Form S-3; Aquagenix, Inc. (the "Company"); 280,000 Shares of Common Stock

Gentlemen:

      This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by the Company of the resale of an aggregate of 280,000 shares of Common Stock, par value $.01 per share (the "Common Stock") to be sold by the Selling Stockholders designated in the Registration Statement. The shares of Common Stock to be sold consist of 280,000 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock") offered hereby are being sold by certain selling stockholders (the "Selling Stockholders') of Aquagenix, Inc. (the "Company"), if at all, on a delayed basis. Included in the 280,000 Shares are 180,000 Shares issuable pursuant to a Subscription Agreement (the "Agreement"), and Warrants issued pursuant thereto, dated October 27, 1997 between the Company and the Selling Stockholder and 100,000 Shares issuable upon the conversion of options pursuant to a Restated Option Agreement dated April 1, 1997.

      In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation, ByLaws, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

      Based upon and in reliance of the foregoing, we are of opinion that the Common Stock is validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission.

                                    Very truly yours,

                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                    /s/ Atlas, Pearlman, Trop & Borkson, P.A.

RKB/ms